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                                                                    EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


SpatiaLight, Inc.
Novato, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 30, 2001, relating to the consolidated financial statements of SpatiaLight, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

BDO SEIDMAN, LLP
San Francisco, California

February 11, 2002